Exhibit 99.1

FOR IMMEDIATE RELEASE
CatchMark Announces Third Quarter 2021 Results

•Recognized net income of $23.3 million, or $0.48 per share.
•Captured higher U.S. South pulpwood and sawtimber stumpage prices, 8% and 11%, respectively, above the prior year quarter at 38% and 16% premiums over market averages.
•Completed the Bandon large disposition, further strengthening capital position and setting the stage for future growth from acquisitions as well as environmental initiatives.
•Expect to exceed full-year net income guidance due to capital recycling transactions and achieve the upper range of full-year guidance for Adjusted EBITDA.

ATLANTA – November 4, 2021 – CatchMark Timber Trust, Inc. (NYSE: CTT) today reported third quarter 2021 results.

Brian M. Davis, CatchMark’s President and CEO, said: “CatchMark expects to exceed full-year 2021 net income guidance and is on track to generate Adjusted EBITDA at the top-end of full-year guidance. Once again, we achieved solid quarterly operating results highlighted by significantly higher year-over-year timber sales pricing for both pulpwood and sawtimber, which continues to hold premiums over market averages in our premier U.S. South timberland markets. These pricing advantages mostly compensated for lower total harvest volume year-over-year as a result of wet weather conditions in the U.S. South and recent large timberland dispositions, notably the Bandon disposition in the Pacific Northwest. Looking exclusively at the U.S. South where CatchMark focuses its operations, timber sales revenue was comparable year-over-year despite the weather-related harvest delays. Timberland sales for 2021, which were heavily weighted to this year’s second quarter, have already met full-year targets and we expect to achieve the midpoint of full-year guidance. Investment management results also are in line with targets.

Davis added: “Record quarterly net income and earnings per share resulted from a gain recognized on successful execution of the Bandon large disposition. Proceeds from the Bandon sale and recent Triple T redemption used to repay debt further improved CatchMark’s capital position and our credit facilities provide ample liquidity to pursue our growth strategy. As of now, our capital recycling program, involving large dispositions, has concluded. Our attention focuses on a disciplined approach to acquisitions that will seek to increase our scale of prime timberlands in the U.S. South’s premier mill markets where we already operate a robust platform. We also are looking to sustain our industry-leading Harvest EBITDA per-acre and market pricing premiums, while maintaining stable per-acre merchantable inventory. In addition, we are moving forward with the value realization of our environmental initiatives — involving carbon sequestration, mitigation bank credits, and solar energy — capitalizing on the increasing demand to meet climate challenges. Overall, the economic and market fundamentals supporting our business growth remain strong, including housing, household formation, current product pricing and outlook, and demand for wood products.”

Third Quarter 2021 Results

The following table summarizes the current quarter and comparable prior year period results:

Exhibit 99.1

FINANCIAL HIGHLIGHTS
(in millions except for tons and acres)	Three Months Ended September 30,		Change
	2021	2020	Dollars, Tons or Acres	%
Results of Operations
Revenues	$22.1	$24.6	$(2.5)	(10)%
Net Income (Loss)	$23.3	$(4.1)	$27.4	662%
Adjusted EBITDA	$9.9	$12.4	$(2.5)	(20)%

Harvest Volume (tons)	494,192	580,528	(86,336)	(15)%
Acres Sold	1,000	1,200	(200)	(17)%

Business Segments Overview

Harvest Operations

	Three Months Ended September 30,		Change
(in millions)	2021	2020	$	%
Timber Sales Revenue	$15.9	$18.1	$(2.2)	(12)%
Harvest EBITDA	$7.1	$8.5	$(1.4)	(17)%

Significant levels of new housing starts and home remodeling activity, particularly in the U.S. South, have maintained robust demand for timber products in the premier mill markets where CatchMark concentrates its operations. New sawmills in the region continue to come on-line which should increase production levels in coming quarters and support pricing for CatchMark harvests — both sawtimber and pulpwood.

Lower overall harvest volumes and revenues year-over-year resulted primarily from the Bandon large disposition, completed in early August, and weather-related issues in the U.S. South.

Strong pricing in both pulpwood and sawtimber in the U.S. South offset an 11% harvest reduction in the region, due to wet conditions, and resulted in a 1% increase in regional timber sales revenues year-over-year to $15.5 million.

U.S. South:

•Despite the weather-related harvest reduction and recent timberland large dispositions, increased timber sales revenue in the U.S. South year-over-year reflected CatchMark registering significant increases in realized stumpage prices for both pulpwood and sawtimber.

•CatchMark’s U.S. South pulpwood and sawtimber stumpage prices were 8% and 11%, respectively, above the prior year quarter at 38% and 16% premiums to TimberMart-South south-wide averages. Negotiated delivered wood sales price increases also helped maintain stumpage values by offsetting increased logging and hauling rates due to higher fuel and labor costs.

Pacific Northwest:

•Timber sales revenue from the Pacific Northwest decreased 86% due to the Bandon disposition. CatchMark had completed 90% of planned full-year harvests in the region at the time of the transaction.

Todd Reitz, Chief Resources Officer, said: “Staying nimble to meet changing customer needs and product mix, given challenging weather conditions, was key during the quarter. Frequent rain events put extra pressure on production and customer raw material inventories, adding pricing tension for spot market deals.

Exhibit 99.1
Our delivered wood model gave us an edge in competition to meet logging capacity and managing costs. We are well positioned in superior markets with our prime timberlands and expect to have a solid fourth quarter, and are on course to achieve the midpoint of our full-year harvest volume guidance, as our mill customers are running very well with no mill quotas for deliveries.”

Real Estate

	Three Months Ended September 30,		Change
(in millions)	2021	2020	$	%
Timberland Sales Revenue	$2.1	$2.4	$(0.3)	(13)%
Real Estate EBITDA	$2.0	$2.3	$(0.3)	(13)%

Timberland Sales:

•CatchMark sold 1,000 acres for $2.1 million, compared to 1,200 acres for $2.4 million in third quarter 2020.
•Lower Real Estate EBITDA resulted from selling 17% fewer acres at a comparable price per acre.
•Acres sold had a lower average merchantable timber stocking than the portfolio average — 32 tons per acre versus 41 tons per acre.
•Through the third quarter, CatchMark had already exceeded the lower range of full-year guidance for timberland sales, having sold 7,100 acres for $13.1 million with transactions concentrated in the second quarter.

Large Dispositions:

CatchMark completed the large disposition of its wholly-owned Bandon timberlands, comprising 18,100 acres in Oregon, for $100 million, or $5,536 per acre, and recognized a gain of $23.4 million. The timberlands were purchased in 2018 for $4,916 per acre. Proceeds of $95.4 million from the sale were used to pay down CatchMark's outstanding debt balance on the Multi-Draw Term Facility and Term Loan A-3.

Investment Management

	Three Months Ended September 30,		Change
(in millions)	2021	2020	$	%
Asset Management Fee Revenue	$3.0	$3.1	$(0.1)	(4)%
Investment Management EBITDA	$3.0	$3.7	$(0.7)	(19)%

On October 14, 2021, in connection with CatchMark’s agreement to redeem its common equity interest in Triple T for $35 million, the Triple T asset management agreement terminated and was replaced by a transition services agreement, effective September 1, 2021. Under the transition services agreement, CatchMark will provide transition services to Triple T through March 2022 in exchange for $5 million in cash.

For the third quarter, asset management fees were comparable year-over-year and included a $0.2 million promote earned from the Dawsonville Bluffs joint venture for exceeding investment return hurdles generated by strong returns on wetland mitigation credit sales.

Investment Management EBITDA decreased by $0.7 million year-over-year primarily due to a $0.6 million decrease in Adjusted EBITDA from Dawsonville Bluffs.

CAPITAL POSITION AND SHARE REPURCHASES

CatchMark amended its existing credit agreement to establish a $68.6 million revolver feature on Term Loan A-3 and extend the maturity date of the existing Revolving Credit Facility from 2022 to 2026. The new

Exhibit 99.1
revolver feature allows CatchMark to retain its borrowing capacity after using $95.4 million of Bandon disposition proceeds to repay debt.

Following the debt repayments with proceeds from the Bandon disposition and Triple T redemption, CatchMark had increased its liquidity from $180.0 million at the end of the second quarter to $278.2 million — comprised of $24.6 million in cash and $253.6 million of borrowing capacity with an extremely attractive cost of debt at 2.92% as of October 15, 2021.

No share repurchases were made under CatchMark’s share repurchase program during the quarter and $13.7 million remains available under the program as of September 30, 2021.

Chief Financial Officer Ursula Godoy-Arbelaez, said: “After executing our capital recycling program and following our exit from Triple T, CatchMark has ample liquidity and is in a solid capital position to move ahead with our planned growth initiatives. Our $300 million of debt outstanding has a competitive cost under three percent with no near-term maturities and we are well within our financial covenants. Most importantly, we are well positioned to continue to cover our dividends from cash available for distribution within our historical payout ratio of 75% to 85%.”

Covered Dividend

•During the third quarter, CatchMark paid $6.5 million of distributions to stockholders, fully covered by net cash provided by operating activities. Year-to-date, $19.7 million of capital has been returned to shareholders, which was fully covered by net cash provided by operating activities.

•On October 15, 2021, CatchMark declared a cash dividend of $0.075 per share for common stockholders of record as of November 30, 2021, payable on December 15, 2021.

Conference Call

The company will host a conference call and live webcast at 10 a.m. ET on Friday, November 5, 2021 to discuss these results. Investors may listen to the conference call by dialing 1-888-347-1165 for U.S/Canada and 1-412-902-4276 for international callers. Participants should ask to be joined into the CatchMark call. Access to the live webcast is available at www.catchmark.com or here. A replay of this webcast will be archived on the company's website immediately after the call.

About CatchMark

CatchMark (NYSE: CTT) seeks to deliver consistent and growing per share cash flow from disciplined acquisitions and superior management of prime timberlands located in high demand U.S. mill markets. Concentrating on maximizing cash flows throughout business cycles, the company strategically harvests its high-quality timberlands to produce durable revenue growth and takes advantage of proximate mill markets, which provide a reliable outlet for merchantable inventory. Headquartered in Atlanta and focused exclusively on timberland ownership and management, CatchMark began operations in 2007 and owns interests in 370,100 acres* of timberlands located in Alabama, Georgia and South Carolina. For more information, visit www.catchmark.com.
* As of October 15, 2021

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are not guarantees of performance and are

Exhibit 99.1
based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements in this press release include, but are not limited to, our expectations with respect to exceeding or meeting full-year 2021 guidance for net income and Adjusted EBITDA, respectively, our expectations with respect to our growth strategy, including making acquisitions and environmental initiatives, and our expectations with respect to fourth quarter harvest volumes. Risks and uncertainties that could cause our actual results to differ from these forward-looking statements include, but are not limited to, that (i) the supply of timberlands available for acquisition that meet our investment criteria may be less than we currently anticipate; (ii) we may be unsuccessful in winning bids for timberland that are sold through an auction process; (iii) we may not be able to access external sources of capital at attractive rates or at all; (iv) potential increases in interest rates could have a negative impact on our business; (v) timber prices may not increase at the rate we currently anticipate or could decline, which would negatively impact our revenues; (vi) we may not generate the harvest volumes from our timberlands that we currently anticipate; (vii) the demand for our timber may not increase at the rate we currently anticipate or could decline due to changes in general economic and business conditions in the geographic regions where our timberlands are located, including as a result of the COVID-19 pandemic and the measures taken as a response thereto; (viii) a downturn in the real estate market, including decreases in demand and valuations, may adversely impact our ability to generate income and cash flow from sales of higher-and-better use properties; (ix) we may not be able to make large dispositions of timberland in capital recycling transactions at prices that are attractive to us or at all; (x) our dividends are not guaranteed and are subject to change; (xi) the markets for carbon sequestration credits, wetlands mitigation banking and solar projects are still developing and we maybe unsuccessful in generating the revenues from environmental initiatives that we currently expect or in the timeframe anticipated; (xii) our share repurchase program may not be successful in improving stockholder value over the long-term; (xiii) our joint venture strategy may not enable us to access non-dilutive capital and enhance our ability to make acquisitions; and (xiv) the factors described in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2020 and our other filings with the Securities and Exchange Commission. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to update our forward-looking statements, except as required by law.

###

Contacts

Investors:	Media:
Ursula Godoy-Arbelaez	Mary Beth Ryan, Miller Ryan LLC
(855) 858-9794	(203) 268-0158
info@catchmark.com	marybeth@millerryanllc.com

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except for per-share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Timber sales	$15,850	$18,060	$56,110	$52,399
Timberland sales	2,122	2,430	13,111	8,882
Asset management fees	2,984	3,118	9,313	8,950
Other revenues	1,117	1,005	3,165	3,111
	22,073	24,613	81,699	73,342
Expenses
Contract logging and hauling costs	6,689	7,688	24,245	21,943
Depletion	4,560	7,286	18,942	20,934
Cost of timberland sales	1,318	1,926	9,114	6,811
Forestry management expenses	1,725	1,666	5,319	5,171
General and administrative expenses	2,954	2,768	9,648	13,059
Land rent expense	80	114	213	334
Other operating expenses	1,558	1,458	4,985	4,679
	18,884	22,906	72,466	72,931

Other income (expense):
Interest income	1	1	2	51
Interest expense	(3,216)	(3,563)	(9,481)	(11,590)
Gain (loss) on large dispositions	23,377	—	24,136	1,274
	20,162	(3,562)	14,657	(10,265)

Income (loss) before unconsolidated joint ventures and income taxes	23,351	(1,855)	23,890	(9,854)

Income (loss) from unconsolidated joint ventures:
Triple T	—	(2,689)	—	(5,000)
Dawsonville Bluffs	(43)	395	620	273
	(43)	(2,294)	620	(4,727)

Net income (loss)	23,308	(4,149)	24,510	(14,581)
Net income attributable to noncontrolling interest	56	—	59	—
Net income (loss) attributable to common stockholders	$23,252	$(4,149)	$24,451	$(14,581)

Weighted-average common shares outstanding - basic	48,441	48,766	48,412	48,833
Income (loss) per share - basic	$0.48	$(0.09)	$0.51	$(0.30)

Weighted-average common shares outstanding - diluted	48,637	48,766	48,613	48,833
Income (loss) per share - diluted	$0.48	$(0.09)	$0.50	$(0.30)

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except for per-share amounts)

	September 30, 2021	December 31, 2020
Assets:
Cash and cash equivalents	$24,566	$11,924
Accounts receivable	7,232	8,333
Prepaid expenses and other assets	6,603	5,878
Operating lease right-of-use asset	2,604	2,831
Deferred financing costs	2,752	167
Timber assets:
Timber and timberlands, net	470,441	576,680
Intangible lease assets	2	5
Assets held for sale	—	—
Investment in unconsolidated joint ventures	1,327	1,510
Total assets	$515,527	$607,328

Liabilities:
Accounts payable and accrued expenses	$4,606	$4,808
Operating lease liability	2,779	2,988
Other liabilities	20,428	32,130
Notes payable and lines of credit, net of deferred financing costs	337,835	437,490
Total liabilities	365,648	477,416

Commitments and Contingencies	—	—

Stockholders’ Equity:
Class A common stock, $0.01 par value; 900,000 shares authorized; 48,899 and 48,765 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	489	488
Additional paid-in capital	729,532	728,662
Accumulated deficit and distributions	(567,656)	(572,493)
Accumulated other comprehensive loss	(14,323)	(27,893)
Total stockholders’ equity	148,042	128,764
Noncontrolling Interest	1,837	1,148
Total equity	149,879	129,912
Total liabilities and equity	$515,527	$607,328

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cash Flows from Operating Activities:
Net income (loss)	$23,308	$(4,149)	$24,510	$(14,581)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depletion	4,560	7,286	18,942	20,934
Basis of timberland sold, lease terminations and other	1,165	1,991	8,832	6,988
Stock-based compensation expense	766	630	2,152	3,207
Noncash interest expense	537	698	1,708	2,469
Noncash lease expense	5	8	18	28
Other amortization	35	41	120	124
Gain (loss) on large dispositions	(23,377)	—	(24,136)	(1,274)
(Income) loss from unconsolidated joint ventures	43	2,294	(620)	4,727
Operating distributions from unconsolidated joint ventures	—	273	—	273
Interest paid under swaps with other-than-insignificant financing element	1,461	1,412	4,306	2,904
Changes in assets and liabilities:
Accounts receivable	382	(1,565)	124	(1,092)
Prepaid expenses and other assets	(529)	(414)	(32)	(5)
Accounts payable and accrued expenses	(968)	(697)	(90)	1,959
Other liabilities	(558)	(191)	1,048	986
Net cash provided by operating activities	6,830	7,617	36,882	27,647

Cash Flows from Investing Activities:
Capital expenditures (excluding timberland acquisitions)	(603)	(566)	(3,923)	(4,332)
Investment in unconsolidated joint ventures		—	—	(5,000)
Distributions from unconsolidated joint ventures	537	(273)	803	127
Net proceeds from large dispositions	99,423	—	106,763	20,863
Net cash provided by (used in) investing activities	99,357	(839)	103,643	11,658

Cash Flows from Financing Activities:
Repayments of notes payable	(95,410)	—	(102,705)	(20,850)
Proceeds from notes payable	—	—	—	5,000
Financing costs paid	(342)	(15)	(349)	(1,019)
Interest paid under swaps with other-than-insignificant financing element	(1,461)	(1,412)	(4,306)	(2,904)
Dividends/distributions paid	(6,556)	(6,537)	(19,684)	(19,726)
Repurchases of common shares	(75)	(77)	(233)	(2,207)
Repurchase of common shares for minimum tax withholding	(68)	(53)	(606)	(1,052)
Net cash used in financing activities	(103,912)	(8,094)	(127,883)	(42,758)
Net change in cash and cash equivalents	2,275	(1,316)	12,642	(3,453)
Cash and cash equivalents, beginning of period	22,291	9,350	11,924	11,487
Cash and cash equivalents, end of period	$24,566	$8,034	$24,566	$8,034

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
SELECTED DATA (UNAUDITED)

	2021				2020
	Q1	Q2	Q3	YTD	Q1	Q2	Q3	YTD
Consolidated
Timber Sales Volume (tons, '000)
Pulpwood	273	300	286	859	324	354	349	1,028
Sawtimber (1)	252	228	208	688	271	214	231	715
Total	525	528	494	1,547	595	568	580	1,743

Harvest Mix
Pulpwood	52%	57%	58%	56%	54%	62%	60%	59%
Sawtimber (1)	48%	43%	42%	44%	46%	38%	40%	41%

Period-end Acres ('000)
Fee	385	375	356	356	393	392	391	391
Lease	15	15	14	14	22	22	22	22
Wholly-owned total	400	390	370	370	415	414	413	413
Joint venture interest (5)	1,081	1,080	774	774	1,092	1,092	1,085	1,085
Total	1,481	1,470	1,144	1,144	1,507	1,506	1,498	1,498

U.S. South
Timber Sales Volume (tons, '000)
Pulpwood	271	297	286	854	320	352	346	1,018
Sawtimber (1)	205	194	204	603	250	195	206	651
Total	476	491	490	1,457	570	547	552	1,669

Harvest Mix
Pulpwood	57%	61%	58%	59%	56%	64%	63%	61%
Sawtimber (1)	43%	39%	42%	41%	44%	36%	37%	39%
Delivered % as of total volume	74%	77%	70%	74%	63%	61%	63%	62%
Stumpage % as of total volume	26%	23%	30%	26%	37%	39%	37%	38%

Net Timber Sales Price ($ per ton) (2)
Pulpwood	$14	$15	$14	$14	$13	$12	$13	$13
Sawtimber (1)	$25	$26	$25	$25	$23	$23	$22	$23

Timberland Sales
Gross sales ('000)	$3,357	$7,632	$2,122	$13,111	$4,779	$1,673	$2,430	$8,882
Acres sold	1,800	4,300	1,000	7,100	3,000	1,100	1,200	5,200
% of fee acres	0.5%	1.2%	0.3%	1.9%	0.7%	0.3%	0.3%	1.3%
Price per acre (3)	$1,923	$1,743	$2,029	$1,828	$1,627	$1,564	$2,047	$1,710

Large Dispositions (4)
Gross sales ('000)	$—	$7,536	$—	$7,536	$21,250	$—	$—	$21,250
Acres sold	—	5,000	—	5,000	14,400	—	—	14,400
Price per acre (7)	$—	$1,522	$—	$1,522	$1,474	$—	$—	$1,474
Gain ('000)	$—	$759	$—	$759	$1,274	$—	$—	$1,274

Pacific Northwest
Timber Sales Volume (tons,'000)
Pulpwood	2	3	—	5	4	3	3	10
Sawtimber (1)	47	34	4	85	21	18	25	64
Total	49	37	4	90	25	21	28	74

Harvest Mix
Pulpwood	4%	8%	12%	6%	18%	13%	12%	14%
Sawtimber	96%	92%	88%	94%	82%	87%	88%	86%
Delivered % as of total volume	100%	100%	100%	100%	84%	100%	100%	95%
Stumpage % as of total volume	—%	—%	—%	—%	16%	—%	—%	5%

Delivered Timber Sales Price ($ per ton) (2) (6)
Pulpwood	$30	$30	$33	$31	$31	$29	$28	$30
Sawtimber	$104	$106	$99	$104	$91	$84	$105	$94

Large Dispositions (4)
Gross sales ('000)	$—	$—	$100,000	$100,000	$—	$—	$—	$—
Acres sold	—	—	18,100	18,100	—	—	—	—
Price per acre (7)	$—	$—	$5,536	$5,536	$—	$—	$—	$—
Gain ('000)	$—	$—	$23,377	$23,377	$—	$—	$—	$—

(1)    Includes chip-n-saw and sawtimber.
(2)    Prices per ton are rounded to the nearest dollar.
(3)    Excludes value of timber reservations. For the three months ended September 30, 2021 and 2020, we retained 5,000 tons and 8,000 tons of merchantable inventory, with a sawtimber mix of 47% and pulpwood mix of 100%, respectively, for 2021 and 2020. For the nine months ended September 30, 2021 and 2020, we retained 64,000 tons and 123,000 tons of merchantable inventory, with a sawtimber mix of 37% and 48%, respectively.
(4)    Large dispositions are sales of blocks of timberland properties in one or several transactions with the objective to generate proceeds to fund capital allocation priorities. Large dispositions may or may not have a higher or better use than timber production or result in a price premium above the land’s timber production value. Such dispositions are infrequent in nature, are not part of core operations, and would cause material variances in comparative results if not reported separately.
(5)    Represents properties owned by Triple T joint venture in which CatchMark owns a common partnership interest and has contributed 22.0% of total equity contributions; and Dawsonville Bluffs, LLC, a joint venture in which CatchMark owns a 50% membership interest. CatchMark serves as the manager for both of these joint ventures.
(6)    Delivered timber sales price includes contract logging and hauling costs.
(7)    Excludes value of timber reservations, which retained 56,300 tons of merchantable inventory, with a sawtimber mix of 55% for the nine months ended September 30, 2020.

Exhibit 99.1

CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA (UNAUDITED)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Net income (loss)	$23,308	$(4,149)	$24,510	$(14,581)
Add:
Depletion	4,560	7,286	18,942	20,934
Interest expense (2)	2,679	2,865	7,773	9,121
Amortization (2)	577	747	1,846	2,621
Depletion, amortization, basis of timberland, mitigation credits sold included in loss from unconsolidated joint venture (3)	10	140	113	140
Basis of timberland sold, lease terminations and other (4)	1,165	1,991	8,832	6,988
Stock-based compensation expense	766	630	2,152	3,207
(Gain) on large dispositions (5)	(23,377)	—	(24,136)	(1,274)
HLBV loss from unconsolidated joint venture (6)	—	2,689	—	5,000
Post-employment benefits (7)	11	10	34	2,307
Other (8)	165	190	312	260
Adjusted EBITDA (1)	$9,864	$12,399	$40,378	$34,723

(1)    Adjusted EBITDA is a non-GAAP financial measure of operating performance. EBITDA is defined by the SEC as earnings before interest, taxes, depreciation and amortization; however, we have excluded certain other expenses which we believe are not indicative of the ongoing operating results of our timberland portfolio, and we refer to this measure as Adjusted EBITDA. As such, our Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Due to the significant amount of timber assets subject to depletion, significant income (losses) from unconsolidated joint ventures based on hypothetical liquidation book value, or HLBV, and the significant amount of financing subject to interest and amortization expense, management considers Adjusted EBITDA to be an important measure of our financial performance. By providing this non-GAAP financial measure, together with the reconciliation above, we believe we are enhancing investors' understanding of our business and our ongoing results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered in isolation or as an alternative to, or substitute for net income, cash flow from operations, or other financial statement data presented in accordance with GAAP in our consolidated financial statements as indicators of our operating performance. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.
(2)    For the purpose of the above reconciliation, amortization includes amortization of deferred financing costs, amortization of operating lease assets and liabilities, amortization of intangible lease assets, and amortization of mainline road costs, which are included in either interest expense, land rent expense, or other operating expenses in the accompanying consolidated statements of operations.
(3)    Reflects our share of depletion, amortization, and basis of timberland and mitigation credits sold of the unconsolidated Dawsonville Bluffs joint venture.
(4)    Includes non-cash basis of timber and timberland assets written-off related to timberland sold, terminations of timberland leases and casualty losses.
(5)    Large dispositions are sales of blocks of timberland properties in one or several transactions with the objective to generate proceeds to fund capital allocation priorities. Large dispositions may or may not have a higher or better use than timber production or result in a price premium above the land’s timber production value. Such dispositions are infrequent in nature, are not part of core operations, and would cause material variances in comparative results if not reported separately.
(6)    Reflects HLBV losses from the Triple T joint venture, which is determined based on a hypothetical liquidation of the underlying joint venture at book value as of the reporting date.
(7)    Reflects one-time, non-recurring post-employment benefits associated with the retirement of our former CEO, including severance pay, payroll taxes, professional fees, and accrued dividend equivalents paid in installments over agreed-upon periods of time.
(8)    Includes certain cash expenses paid, or reimbursement received, that management believes do not directly reflect the core business operations of our timberland portfolio on an on-going basis, including costs required to be expensed by GAAP related to acquisitions, transactions, joint ventures or new business initiatives.

Exhibit 99.1

CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
ADJUSTED EBITDA BY SEGMENT (UNAUDITED)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Timber sales	$15,850	$18,060	$56,110	$52,399
Other revenue	1,117	1,005	3,165	3,111
(-) Contract logging and hauling costs	(6,689)	(7,688)	(24,245)	(21,943)
(-) Forestry management expenses	(1,725)	(1,666)	(5,319)	(5,171)
(-) Land rent expense	(80)	(114)	(213)	(334)
(-) Other operating expenses	(1,558)	(1,458)	(4,985)	(4,679)
(+) Stock-based compensation	142	110	392	307
(+/-) Other	20	253	466	807
Harvest EBITDA	7,077	8,502	25,371	24,497

Timberland sales	2,122	2,430	13,111	8,882
(-) Cost of timberland sales	(1,318)	(1,926)	(9,114)	(6,811)
(+) Basis of timberland sold	1,170	1,768	8,454	6,271
Real Estate EBITDA	1,974	2,272	12,451	8,342

Asset management fees	2,984	3,118	9,313	8,950
Unconsolidated Dawsonville Bluffs joint venture EBITDA	(33)	535	733	413
Investment Management EBITDA	2,951	3,653	10,046	9,363

Total Operating EBITDA	12,002	14,427	47,868	42,202

(-) General and administrative expenses	(2,954)	(2,768)	(9,648)	(13,059)
(+) Stock-based compensation	624	520	1,760	2,900
(+) Interest income	1	1	2	51
(+) Post-employment benefits	11	10	34	2,307
(+/-) Other	180	209	362	322
Corporate EBITDA	(2,138)	(2,028)	(7,490)	(7,479)

Adjusted EBITDA (1)	$9,864	$12,399	$40,378	$34,723

(1)    See definition of Adjusted EBITDA on page 12.

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CASH AVAILABLE FOR DISTRIBUTION (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cash Provided by Operating Activities	$6,830	$7,617	$36,882	$27,647
Capital expenditures (excluding timberland acquisitions)	(603)	(566)	(3,923)	(4,332)
Working capital change	1,673	2,867	(1,050)	(1,848)
Distributions from unconsolidated joint ventures	537	(273)	803	127
Post-employment benefits	11	10	34	2,307
Interest paid under swaps with other-than-insignificant financing element	(1,461)	(1,412)	(4,306)	(2,904)
Other	165	190	312	260
Cash Available for Distribution (1)	$7,152	$8,433	$28,752	$21,257

Adjusted EBITDA (2)	$9,864	$12,399	$40,378	$34,723
Interest paid	(2,679)	(2,865)	(7,773)	(9,121)
Capital expenditures (excluding timberland acquisitions)	(603)	(566)	(3,923)	(4,332)
Distributions from unconsolidated joint ventures	537	—	803	400
Adjusted EBITDA from unconsolidated joint ventures	33	(535)	(733)	(413)
Cash Available for Distributions (1)	$7,152	$8,433	$28,752	$21,257

Dividends / distributions paid	$6,556	$6,537	$19,684	$19,726

Weighted-average shares outstanding - basic	48,441	48,766	48,412	48,833

Dividends per Share	$0.135	$0.135	$0.405	$0.405

(1)    Cash Available for Distribution (CAD) is a non-GAAP financial measure. It is calculated as cash provided by operating activities, adjusted for capital expenditures (excluding timberland acquisitions), working capital changes, cash distributions from unconsolidated joint ventures and certain cash expenditures that management believes do not directly reflect the core business operations of our timberland portfolio on an on-going basis, including costs required to be expensed by GAAP related to acquisitions, transactions, joint ventures or new business activities.
(2)    See definition of Adjusted EBITDA on page 12.